EXHIBIT 99.1

Tenax Therapeutics Granted U.S. Patent for the Subcutaneous

Use of Levosimendan (TNX-102)

Provides Broad Coverage for Use of TNX-102 for the Treatment of Human Subjects

 with Any Health Condition

Patent Term to 2039, Exclusive of Any Possible Extensions

Morrisville, NC – January 12, 2022 -- Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, announced today that the United States Patent and Trademark Office (USPTO) has granted a patent for the company’s subcutaneous formulation of levosimendan, TNX-102, which is currently being developed for the treatment of pulmonary hypertension associated with left heart failure (PH-HFpEF).

On January 4, 2022, Tenax Therapeutics was issued US Pat. No. 11,213,524, entitled PHARMACEUTICAL COMPOSITIONS FOR SUBCUTANEOUS ADMINISTRATION OF LEVOSIMENDAN, which is directed towards the use of levosimendan via subcutaneous administration for treating a subject having a health condition of any kind, such as heart failure, pulmonary hypertension including PH-HFpEF, chronic kidney disease, stroke, or other health conditions. The patent is expected to expire no earlier than 2039, exclusive of any possible extensions. Tenax Therapeutics also has a PCT international application pending, with a US counterpart already under examination, that describes and claims methods of treating Tenax’s first intended clinical indication, PH-HFpEF, by providing levosimendan by any route of administration.

“With this newly issued U.S. patent, Tenax has secured claims covering the use of subcutaneous levosimendan, not only for the treatment of PH-HFpEF, but for any future cardiovascular indication where the drug could be used”, said Dr. Stuart Rich, Chief Medical Officer of Tenax Therapeutics. “As we learned in our HELP trial, levosimendan’s unique effectiveness results from its actions on the venous circulation in heart failure patients. We believe levosimendan has the opportunity to address a significant unmet medical need in cardiovascular diseases by becoming the first approved treatment for pulmonary hypertension due to left heart failure – a condition afflicting millions of patients and for which there are no currently approved therapies.”

The Phase 2 HELP trial was designed to evaluate levosimendan as a treatment of PH-HFpEF, a progressive and fatal disease for which no approved treatment exists. The results from this study led to the discovery that levosimendan works as a potassium-ATP channel activator in reducing the elevated central venous and pulmonary venous pressures in PH-HFpEF patients. As a result of observations from the HELP trial, Tenax Therapeutics believes that levosimendan could have significant therapeutic benefit for patients with PH-HFpEF (Group 2 pulmonary hypertension).

“Extending patent protection for our lead drug candidates continues to be an important strategic focus for Tenax”, said Christopher T. Giordano, President and Chief Executive Officer of Tenax Therapeutics. “The issuance of the ‘524 patent represents a key expansion of our IP portfolio, and we expect to secure additional patent protections for our lead drug programs to help build significant future value for our shareholders as we advance our lead drug candidates into pivotal Phase 3 testing.”

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About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company has world-class scientific advisory teams, including recognized global experts in pulmonary hypertension. The Company owns North American rights to develop and commercialize subcutaneous and oral formulations of levosimendan and has recently released detailed results from the Phase 2 HELP Study of levosimendan in Pulmonary Hypertension associated with Heart Failure and preserved Ejection Fraction (PH-HFpEF) at the Heart Failure Society of America (HFSA) Virtual Annual Scientific Meeting, and in the Journal of the American College of Cardiology: Heart Failure. Tenax Therapeutics is also developing a unique oral formulation of imatinib designed to minimize the gastric irritation observed in a previous Phase 3 trial of the marketed version of the therapy while assuring that the dose achieved is at the level necessary for the drug to be effective. Tenax Therapeutics expects to conduct a single pivotal trial pursuant to the 505(b)(2) pathway for regulatory approval. For more information, visit www.tenaxthera.com.

About Levosimendan (TNX-102 and TNX-103)

Levosimendan is a unique potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan is approved in over 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Tenax Therapeutics has North American rights to develop and commercialize oral (TNX-103) and subcutaneous (TNX-102) formulations of levosimendan. Results of Tenax Therapeutics’ Phase 2 trial of levosimendan in patients with pulmonary hypertension (PH) and heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translated into an improvement in exercise capacity. Patients have now completed the open-label transition study from weekly IV to a more convenient daily, oral regimen, TNX-103. The discovery that venous dilation of the splanchnic circulation with levosimendan leads to increased exercise capacity in PH-HFpEF patients forms the basis for the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no drug therapy has ever improved exercise tolerance in patients with PH associated with HFpEF, recently referred to as the greatest unmet need in cardiovascular disease.

About Imatinib (TNX-201)

Tenax Therapeutics is developing a novel dose and unique formulation of imatinib mesylate, a kinase inhibitor that has received FDA’s orphan designation (March 2020) for the treatment of pulmonary arterial hypertension (PAH). The IMPRES trial, a previous Phase 3 trial, demonstrated that oral imatinib may produce a markedly greater, and much more durable, treatment effect on exercise tolerance, than any other available PAH treatment, alone or in combination, in those patients who were maintained on the full imatinib dose for the majority of the trial. Despite the availability of several classes of pulmonary vasodilators, no existing treatment has been shown to halt progression or induce regression of the disease. Imatinib acts on underlying cellular proliferative pathways associated with PAH and has the potential to be the first disease modifying therapy for PAH. Tenax Therapeutics intends to commence a Phase 3 trial of TNX-201 starting in 2H 2022.

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Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: intellectual property risks; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; reliance on third parties, including Orion, our manufacturers and CROs; risks regarding the formulation, production, marketing and customer acceptance of our product candidates; our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Mullaly

Managing Director

LifeSci Advisors, LLC

C: 617-429-3548

jmullaly@lifesciadvisors.com

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